Exhibit 99.1

FORM OF AGREEMENT TO PURCHASE AND SELL ASSETS

THIS AGREETMENT TO PURCHASE AND SELL ASSETS (the "Agreement”), is entered into on this 6 day of March, 2017, by and among Seattle's Hydro Spot LLC, a Washington limited liability company ("Seller"), David G. Iacovelli only with regard to the agreement not to compete as referenced below ("Seller Member") and GrowGeneration Corp., a Colorado corporation ("Buyer").

1.	Included Assets. Buyer hereby agrees to purchase and the Seller agrees to sell substantially all of the assets, tangible and intangible (the "Assets"), owned by Seller and used in or necessary for the conduct of its business including, but not limited to the list of assets described in Exhibit "A" which is attached hereto and incorporated herein) and all equipment and furniture, inventory, supplies, leasehold improvements, books and records, phone and fax numbers, website(s) and related data, information and domain name(s), historic and current member contracts, lists, files and data, all intellectual property, all goodwill, all proprietary information, the non-compete agreement with Seller and Seller's Member, the trade name "Seattle's Hydro Spot" and all other intangible assets of Seller's hydroponic growing business known as Seattle's Hydro Spot (the "Business") located at 917 NW 49th Street, Seattle, WA 98107 (the "Premises"), except as specifically excluded herein.

2.	Excluded Assets. Seller's cash and cash equivalents, accounts receivable, the security deposit under the lease for the Premises in the amount of $2,850 which shall be credited to Seller, and any other items as agreed upon between Buyer and Seller in writing and listed as an attachment to this Agreement which shall be attached hereto and incorporated herein, shall be excluded from the transaction and shall remain the sole property of Seller.

3.	Liabilities to be Assumed. Buyer is not assuming any of Seller's liabilities and/or payables except as stated specifically herein. Buyer agrees to assume that certain commercial lease agreement dated April 13, 2016 for the Premises (the "Lease") by and between Seller as "Tenant" and Building Account, L.L.C. as "Landlord". Seller and any guarantors shall assign and Buyer shall assume all of the Tenant's rights and obligations under said Lease, including the security deposit, for which Seller shall be credited by Buyer at Closing.

The parties acknowledge that the assumption by Buyer of the Seller's duties under the above-described Lease is a material consideration for the Seller to enter into this Agreement, and that any failure by Buyer to fully carry out such duties and obligations shall be a breach of this Agreement. Buyer shall comply with all requirements of any Landlord party to the Lease for the purposes of assuming the rights and duties under said Lease.

Agreement to Purchase and Sell Assets	Page 1

4.	Purchase Price. The purchase price for the inventory is approximately $90,000.00, depending on the actual count thereof and the purchase price of the assets shall be $50,000.00, all payable at Closing (through escrow) in cash or certified funds in United States dollars. Provided, however, that Buyer has made a deposit of $5,000.00 at the time the parties executed a certain Non-Binding Term Sheet for Proposed Transaction on or around February 17, 2017 which deposit shall be credited towards the purchase price at Closing.

5.	Gross Revenue Payment. As additional consideration for the sale of the Assets, Buyer shall pay Seller an amount based on the Business' gross revenue for the 12-month period following Closing with such amount payable no later than April 30, 2018. The payment shall be calculated based on the Business achieving certain gross revenue thresholds according to the following table:

Gross Revenue equal to:	Payment
$800,001 - $849,999	$5,000
$850,000 - $899,999	$10,000
$900,000 - $949,999	$15,000
$950,000 - $999,999	$20,000
$1,000,000 - $1,499,999	$25,000
$1,500,000+	$30,000

Upon prior written notice to Buyer, Seller shall have the right to engage an independent, nationally-certified auditing firm selected by Seller, to have access during normal business hours and on reasonable notice, to the applicable books and records of Buyer, as may be reasonably necessary to verify the accuracy of the gross revenue reports relating to the above calculations. If such audit shows any underpayment of the required payments by Buyer, then, within thirty (30) days after Buyer's receipt of such report, Buyer shall remit to Seller the amount of any such underpayment and if such underpayment exceeds 10% of the required payment, the reasonably necessary fees and expenses of such auditing firm performing the audit. Any overpayment shall be repaid to Buyer by Seller.

6.	Inventory. Inventory shall be counted, priced and extended by Buyer and Seller at least two days prior to Closing. Said inventory shall have been held for sale in the ordinary course of business of Seller and shall be merchantable and fit for the purpose for which it was procured or manufactured, and neither slow-moving, obsolete, damaged nor defective.

Agreement to Purchase and Sell Assets	Page 2

7.	Training, Transition & Consulting. Buyer agrees and acknowledges that it is experienced in similar business to that of Seller and accepts minimal training, transitioning and consulting from Seller. Seller or Seller's representative is to remain with Buyer, without compensation, a sufficient length of time to convey the operational knowledge of the Business to enable the Buyer to become acquainted with the Business at mutually convenient times and dates, but in no case, shall Seller or its representative remain with the Buyer for more than 20 hours of on-site consulting during the 10 days immediately following the Date of Closing. Seller shall also provide up to 20 hours of consulting by phone or email through June 15, 2017.

8.	Agreement Not To Compete. As part of the consideration herein paid, Seller and Seller's Member, do covenant to the Buyer stipulating that they will not engage, either directly or indirectly, in a hydroponic growing business within the State of Washington and will not contact and/or solicit existing, previous and/or prospective Business employees for a term of five (5) years from the Date of Closing.

9.	Seller Warranties. Seller hereby represents and warrants to Buyer as follows:

a.	Formation. Seller is a limited liability company duly organized and validly existing under the laws of the State of Washington, and is duly qualified to do business in said State.

b.	Member Authorization. The execution, delivery and performance of this Agreement by Seller have been duly and effectively authorized by Seller's Member.

c.	Binding Obligations. The Member executing this Agreement on Seller's behalf is duly authorized to do so and to deliver the same on behalf of Seller, and this Agreement constitutes a valid and binding obligation of Seller in accordance with its terms.

d.	Business Operations. Seller has not materially altered the conduct of its Business, and has not taken any action; made any sales, loans, or liquidations outside the ordinary course of business; altered any business or accounting practices; changed business hours; or entered into any unusual transactions that are likely to have any adverse affect on the value of the business from the time of the Non-Binding Term sheet dated February 27, 2017 through the Date of Closing.

e.	Title. Seller is the true and lawful owner of all of the assets and inventory of the Business, including, without limitation, those listed on Exhibit "A", free and clear of all title defects, security interests, liens or encumbrances of any kind except as expressly set forth herein.

Agreement to Purchase and Sell Assets	Page 3

f.	Condition. At Closing, to the best of Seller's knowledge, the leased Premises, equipment and other tangible assets of Seller are in good operating condition and repair, subject to ordinary wear and tear, are adequate for the uses to which they are being put, and to the best of Seller's knowledge are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs.

g.	Taxes. Seller has in a timely manner filed, or will file in a timely manner, all federal, state and local tax returns relating to the Assets or the Business, including, but not limited to, those taxes with respect to income, property, worker's compensation, employment, and unemployment, and has paid all taxes, penalties and interest on said returns or arising therefrom.

h.	Labor. To its best knowledge, Seller is in compliance with all applicable laws respecting employment and is not engaged in any unfair labor practice.

i.	Default. To the best of its knowledge, Seller is not in default under any contract for work or services to be performed. There has been no unresolved claim for negligence or breach of warranty or breach of contract arising out of services delivered or installed, or services rendered by the business.

j.	Litigation. To the best of Seller's knowledge, there is no pending or anticipated litigation, proceeding, investigation, controversy, judgment, order, writ, injunction or decree which would jeopardize the Business or Buyer's title to the assets being sold.

k.	Market Conditions. Seller represents to Buyer that it has no present knowledge of any forthcoming and significant changes within the hydroponic growing industry that would materially and adversely alter the Seller's market position.

1.	Terminability of Employees. The employment of all employees of Seller is terminable at will. Seller will terminate the employment of all employees as of the Closing Date, and pay them all monies and benefits to which they are entitled. Seller shall use best efforts to encourage the current employees to work with Buyer on terms to be determined by Buyer and said employee(s).

m.	Intellectual Property Rights. Seller owns or has the right pursuant to license, sublicense, agreement or permission to use all Intellectual Property Rights necessary for the operation of the Business as presently conducted and as presently proposed to be conducted. Seller has taken all reasonable action to protect each item of Intellectual Property that it owns or uses, though Seller has not registered any of Seller's trade or service marks. To the best of Seller's knowledge, Seller is not infringing upon, misappropriating, violating or otherwise acting adversely to the right of any other person under, or in respect to, any trade names, trademarks, patents, copyrights, or similar intangible rights, and Seller has not received any charge, complaint, claim or notice of such and infringement, misappropriation, violation or adverse act. To the best of knowledge of Seller, no third party has infringed upon misappropriated, violated or otherwise acted adversely to the Intellectual Property Rights. "Intellectual Property Rights" means all domain names, web sites, trade names, trademarks, trademark applications, copyrights, copyright applications and similar intangible rights used by Seller in connection with the Business or owned by Seller. The term includes, without limitation, the right to use the name "Seattle's Hydro Spot" and any derivative thereof and all of Seller's existing web sites, telephone and facsimile lines.

Agreement to Purchase and Sell Assets	Page 4

n.	Exemption from Marijuana Licensing and Other Restrictions. The Business neither grows nor sells marijuana seeds, seedlings, plants or other viable marijuana product, and is exempt from any licensing by the State of Washington or other governmental or quasi-governmental agencies for the sale of marijuana-related materials. The Business has no marijuana-based banking restrictions and the employees are not required to have special training for the sale of marijuana-related products.

10.	Buyer Warranties. Buyer represents and warrants to Seller as follows:

a.	Formation. Buyer is a corporation duly organized and validly existing under the laws of the State of Colorado.

b.	Shareholder/Director Approval. The execution, delivery, and performance of this Agreement by Buyer have been duly and effectively authorized by Buyer's shareholders and/or directors.

c.	Binding Obligation. The officer executing this Agreement on Buyer's behalf is duly authorized to do so and to deliver the same on behalf of Buyer, and this Agreement constitutes a valid and binding obligation of Buyer in accordance with its terms.

d.	Inspection of Equipment: "As Is" Condition. Buyer has had, or shall have had prior to the Date of Closing an opportunity to inspect all Assets that are being acquired, and hereby accepts all such assets "Where Is, As Is".

e.	Full Power. Buyer has the full power and authority to carry out the transaction contemplated by this Agreement.

f.	No Verbal Representations. Buyer has not relied on any verbal representations of Broker, or Seller and has independently verified all such verbal representations during the due diligence period.

11.	Survival of Representations and Warranties. Seller's and Buyer's representations, warranties, indemnities, and guarantees shall, where applicable, be deemed to be made again at, and as of, the Closing Date, and shall survive the Closing of this transaction, the delivery of all required instruments hereunder, and any investigations made by Seller or Buyer.

Agreement to Purchase and Sell Assets	Page 5

12.	Liabiltties. Buyer assumes only the liabilities under the Lease. Seller warrants that at Closing it will give a good, clear and marketable title to the Business and the Assets being sold; and that it has disclosed all known liabilities of any kind to the Buyer and expressly agrees to hold Buyer free and harmless from any such liabilities.

13.	Attorney Fees. Buyer and Seller agree that in the event of any litigation, between any of the parties, arising out of the transaction is instituted, the prevailing party or parties shall be entitled to recover from the other(s) their reasonable attorneys' fees and reasonable costs incurred (whether or not statutory in nature).

14.	Pro-Rations. The sales and use tax on furniture and equipment shall be paid by the Buyer at Closing and all other taxes, including personal property taxes and real property taxes, if applicable, utility bills and similar expenses shall be prorated as of Closing.

15.	Severabiltty. Each paragraph, section and provision of this Agreement shall be considered severable, and if, for any reason, any paragraph, section or provision herein is determined to be invalid and contrary to any existing or future law or regulation, such shall not impair the operation of or affect the remaining paragraphs, sections or provisions of this Agreement.

16.	Tax Allocation of Purchase Price: Seller and Buyer agree to the below tax allocations of the Purchase Price:

Furniture, Fixtures and Equipment:	$20,000

Non–Competition Agreement:	$0

Goodwill:	$30,000

Inventory	$90,000

Other	$140,000

17.	Risk of Loss. As of the Closing Date, the Assets shall be delivered to Buyer in the same condition as of the date of this Agreement, except for ordinary use and wear thereof. On or before the Closing Date, the risk of loss of, or damage to, the Assets shall be borne in full by Seller. If as of the Closing Date, the Assets shall have suffered loss or damage due to fire, flood, earthquake, or any other casualty or vandalism, the Buyer shall have the right, at its option, to (a) complete the purchase anticipated by this Agreement, in which event the Buyer shall be entitled to all insurance proceeds collected by reason of such loss or damage, plus a reduction in the Purchase Price on a dollar-for-dollar basis to the extent such loss or damage exceeds the insurance proceeds thereof, or (b) if the Buyer does not so elect, the Buyer shall have the right to terminate this Agreement, which shall be in addition to any other right or remedy. In the later event, the Buyer and Seller shall be released from any further liability or obligation pursuant to this Agreement.

Agreement to Purchase and Sell Assets	Page 6

18.	Date of Closing. The purchase and sale provided for in this Agreement (the "Closing") shall be consummated at the offices of IBA at 40 Lake Bellevue Drive, Suite 100, Bellevue, WA 98006 by Anderson Law & Escrow, PLLC, on or before May 31, 2017 or at such other time, date, or place as the parties shall mutually agree upon.

19.	Conduct of Business Prior to Closing. Except as may be approved in writing by Buyer (which approval shall not unreasonably be conditioned, delayed or withheld), Seller agrees that throughout the period from the date hereof to the Closing Date, the Seller:

a.	shall conduct the business of the Business only in the ordinary course and none of the Assets shall be disposed of except in the ordinary course of business;

b.	shall not mortgage, pledge or subject to lien or other encumbrance (except the lien of current taxes not delinquent) any of the Assets;

c.	shall not increase the current compensation of, or enter into any special contract of employment with any employee or agent, except in the ordinary course of business;

d.	shall to the extent reasonably possible continue to operate its Business in the manner in which it is presently conducted and shall use its best efforts to preserve its business organization, to keep available the services of its present employees and to preserve the Seller's business relations with its customers, principals and other having business relations with it;

e.	shall not enter into any contracts or leases relating to it properties and Assets except in the ordinary course of business; and

f.	shall file all tax returns or reports and pay all taxes as and when due.

20.	Conditions to Obligations Of Buyer. The obligations of Buyer under this Agreement are subject to the conditions that on or before the Closing Date:

a.	All terms, covenants, and conditions of this Agreement to be complied with and performed by Seller at or before the Closing Date.

b.	The representations and warranties made by Seller herein shall be correct as of the Closing Date, with the same force and effect as though such representations and warranties had been made on the Closing Date, except to the extent that such representations and warranties shall be incorrect as of the Closing Date because of events or changes (which shall not in the aggregate have materially adversely affected the Business, properties, operations, or financial condition of Seller) occurring or arising after the date hereof in the ordinary course of business of Seller or in the due performance in accordance with the terms of Seller's contracts.

Agreement to Purchase and Sell Assets	Page 7

c.	The Business, properties, and operations of Seller shall not have been adversely affected in any material way as the result of any fire, accident, or other casualty, or any labor disturbance, or act of God, or the public enemy. There shall have been no changes in the business, properties, operations, or financial condition of Seller that would have a materially adverse effect on the value of Seller's Business between the date of signing of the Letter of Intent and Closing.

d.	Buyer's receiving through application, transfer or assignment from Seller any and all necessary permits, licenses and environmental approvals to conduct said Business to its complete satisfaction prior to Closing.

e.	Seller and Buyer to agree on process and timing of employee and customer notification, with Buyer to enter into employment agreements with certain employees of Seller on terms acceptable to Buyer and said employees.

f.	Buyer receiving an assignment of the Lease upon terms and conditions acceptable to Buyer prior to the Closing Date.

g.	Buyer having completed any due diligence to Buyer's satisfaction prior to the Date of Closing, including verifying that the Business has generated at least $735,000.00 in sales for the fiscal year ending December 31, 2016.

h.	Buyer having completed an inspection of all equipment associated with the Business operation satisfactory to Buyer prior to the Date of Closing.

21.	Conditions to Obligations of Seller. The obligations of Seller under this Agreement are subject to the condition that on or before the Closing Date:

a.	The representations and warranties made by Buyer herein shall be correct as of the Closing Date, with the same force and effect as though such representations and warranties had bee made on the Closing Date.

b.	Buyer shall have in all material respects performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed and complied with by it.

Agreement to Purchase and Sell Assets	Page 8

22.	Termination. This Agreement may be terminated at any time before the Closing Date:

a.	by Buyer in the event the conditions as described in Section 19 above have not been satisfied after reasonable undertaking by Buyer on or prior to the Date of Closing;

b.	by Seller in the event the conditions to closing as described in Section 20 above have not been satisfied after reasonable undertaking by Seller on or prior to the Date of Closing;

c.	by either the Buyer or the Seller if the closing has not occurred on or before May 31, 2017; and

d.	by either the Buyer or the Seller if there has been a material breach on the part of the other party in any material representation, warranty or covenant set forth in this Agreement that is not cured within ten (10) business days after such other party has been notified of the intent to terminate this Agreement pursuant to this clause.

23.	Effect of Termination. In the event of terminations of this Agreement as expressly permitted under Section 21 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of the Seller, Seller's Member or the Buyer unless such termination occurs pursuant to Section 21(d) and resulted from the material misrepresentation or material breach by a party of the covenants of such party contained in this Agreement, then such party shall be fully liable for any and all damages sustained or incurred as a result of such breach. Upon termination of this Agreement for any reason, each party shall return promptly to the other party all documents, work papers, and other material of the other party furnished or made available to such party or its representative or agents and all copies thereof. Additionally, each party shall be obligated to pay one-half (1/2) of all escrow cancellation fees and costs.

24.	Asset Sale And Indemnifications. This is a purchase and sale of assets only. Seller agrees to pay all obligations, indebtedness, liabilities, claims, taxes due and wages payable which arose or were incurred from the operation of the business before the Date of Closing.

a.	Seller agrees to indemnify and hold Buyer harmless with respect to any and all liabilities, obligations and claims arising from the operation of the Business before the Date of Closing of this transaction, including but not limited to taxes due, wages payable, and accounts payable, as well as any and all claims by any employees of Seller arising out of services rendered to the company at any time prior to the Date of Closing as defined herein. If Buyer is required to pay any claims to third parties that arise out of warranties or representations of Seller or in order to satisfy any obligation or claim arising from the above indemnification by Seller, Seller shall reimburse Buyer in cash for any such validated claim. Seller's failure or refusal to pay such claim amounts within 60 days after receipt of written notice from Buyer shall constitute a default under this Agreement.

Agreement to Purchase and Sell Assets	Page 9

b.	Buyer agrees to indemnify and hold Seller harmless with respect to any loss, liability, cost, expense, or claim arising out of Buyer's operation of subject Business after the Date of Closing of this transaction, including but not limited to taxes due, wages payable, and accounts payable, as well as any and all claims by any employees of Buyer arising out of services rendered to the company at any time after to the Date of Closing as defined herein. If Seller is required to pay any claims to third parties that arise out of warranties or representations of Buyer or in order to satisfy any obligation or claim arising from the above indemnification by Buyer, Buyer shall reimburse Seller in cash for any such validated claim. Buyer's failure or refusal to pay such claim amounts within 60 days after receipt of written notice from Seller shall constitute a default under this Agreement.

25.	Employees. Seller will terminate the employment of its employees as of the Closing Date. Buyer may hire any of such employees with compensation and benefits in a format and amounts as determined by the Buyer at Buyer's sole discretion. Seller agrees to make no representations to employees on behalf of Buyer, at any time prior to or after Closing, without the written approval of the Buyer.

26.	Notices. Any notice, request, or other document to be given under this Agreement after the date hereof by any party to any other, shall be in writing and shall be sent by hand delivery, or by mail, postage prepaid, return receipt requested. The effective date of mailed notice shall be deemed to be three (3) calendar days following mailing.

BUYER:	GrowGeneration Corp 503 N. Main Street, Suite 740 Pueblo, CO 81003

SELLER:

David Iacovelli

4380 Mitchell Rd

Eureka, CA 95503

With copy, which shall not constitute notice, to:

Keil A. Larsen, Esq.

Reed Pruett Walters PLLC

11120 NE 2nd Street, Suite 200

Bellevue, WA 98004

klarsen@rpwlawfirrn.com

Agreement to Purchase and Sell Assets	Page 10

27.	Waivers/Extensions. The parties may, by written instrument, extend the time for the performance for any of the obligations or other act of any other party and (a) waive any inaccuracy of such other party in any representation or warranties contained herein or in any document delivered pursuant to this Agreement; or (b) waive compliance with any of the covenants of such other parties' performance of any of the obligation set out in this Agreement. Any waiver or extension hereunder shall not constitute a waiver or extension of any other provision of this Agreement.

28.	Successors/Assigns. This Agreement shall be binding on the parties, their successors, assigns and subsidiaries.

29.	Remedies in Equity. The parties agree that damages at law may be an inadequate remedy for breach or threatened breach of the terms of this Agreement and agree that the respective rights and obligations hereunder shall be enforceable, pending ultimate resolution of any dispute by arbitration or appeals therefrom, by specific enforcement, injunction, or other equitable remedy, as well as at law.

30.	Entire Agreement. This Agreement together with its exhibits and attachments contains the entire agreement between the Seller and Buyer, and supersedes or cancels any prior agreements, understandings or inducements relating to the transaction provided for herein.

31.	Transfer Documents. At Closing, Seller shall execute and deliver to Buyer a Bill of Sale in the form attached hereto and incorporated herein as Exhibit "B".

32.	Further Assurances. The parties agree to take all steps, and to execute all documents, whether before, at or after Closing, reasonably necessary or advisable to carry out this Agreement and the transactions described herein. The parties recognize that there may be some overlooked or unclear technicalities that need to be cleared up after Closing, and they shall attempt to resolve those by mutual agreement.

33.	Dispute Resolution.

a.	Settlement. Provided either party's right, expressed under this Agreement to bring an action to enjoin the activities of the other, shall not be affected by this dispute resolution procedure, in the event of a dispute between the parties, either may send to the other party a written notice identifying the matter in dispute and stating a proposed solution ("Settlement Notice"). For thirty (30) days after the sending of the Settlement Notice, the parties shall try to settle the dispute in good faith. During this thirty (30) day Settlement Period, each party shall send to the other an additional written notice with further proposal for resolving the dispute and responding in detail to the last proposal of the other party. The contents of the Settlement Notice and of all discussions and writings during the thirty (30) day Settlement Period shall be privileged as settlement discussions and may not be used in any legal proceeding or arbitration.

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b.	Mediation. If any dispute cannot be resolved by direct negotiations as provided in Section 32(a) then the parties shall submit such dispute to mediation, which shall focus on the needs of all concerned parties and seek to solve problems cooperatively, with an emphasis on dialogue and accommodation. The goal of the mediation shall be to fairly resolve each dispute in a manner which preserves and enhances the parties' relationships. Any party desiring mediation may begin the process by giving the other party a written request to mediate which describes the issues involved and invites the other party to join in naming a mutually agreeable mediator and setting a timeframe for the mediation meeting. The parties and the mediator may adopt any procedural format that seems appropriate for the particular dispute. The contents of all discussions during the mediation shall be confidential and non-discoverable in subsequent arbitration or litigation, if any. If the parties can agree upon a mutually acceptable resolution to the disagreement, it shall be reduced to writing, signed by the parties, and the dispute shall be deemed resolved. The costs of mediation shall be divided equally among the parties to the dispute

c.	Arbitration. If the matter is not resolved through negotiation under Section 32(a) within the applicable thirty (30) day period, or through mediation as provided in 32(b), or if any party refuses to mediate or to name a mutually acceptable mediator or establish a timeframe for mediation within a period of time that is reasonable considering the urgency of the disputed matter, or fails to agree to procedures for the mediation, then any party who desires dispute resolution shall seek binding arbitration as hereinafter provided.

All disputes among the parties arising out of or related to this Agreement which have not been settled by negotiation and/or mediation shall be resolved by binding arbitration within the State of Washington. Within twenty (20) days of receiving written demand for arbitration, the parties involved in the dispute shall attempt to reach agreement upon the selection of a qualified impartial arbitrator from Judicial Dispute Resolution, LLC. If the parties cannot agree upon an arbitrator within twenty (20) days from the date written demand for arbitration is served, the party demanding arbitration may commence an action for the limited purpose of obtaining appointment of an arbitrator from Judicial Dispute Resolution, LLC by the Presiding Judge of the Superior Court of the State of Washington for King County. Any arbitration shall be conducted in accordance with the commercial rules of the American Arbitration Association then in effect, although the arbitration shall be conducted by Judicial Dispute Resolution, LLC. Any arbitration award may be enforced by judgment entered in the Superior Court of the State of Washington for King County

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[Signature Page to Agreement to Purchase and Sell Assets — Seattle's Hydro Spot]

Agreement to Purchase and Sell Assets	Page 12

SIGNED and DATED as of the date above first written.

SELLER:		BUYER:

SEATTLE’S HYDRO SPOT LLC		GROWGENERATION CORP.

By:		By:
	David Iacovelli, Member	Darren Lampert, CEO

SELLER’S MEMBER:

David Iacovelli, Individually

Agreement to Purchase and Sell Assets	Page 13

Exhibit A - Assets

Seattle's Hydro Spot	February 2017

Furniture Fixtures and Assets

1. 72 in. H x 48 in. W x 24 in. D 5-Shelf Steel Commercial Shelving Unit in Black 24 Units Total

2. Heavy Duty Storage Rack with Wire Decking - Black 77"W x 24"D x 72"H 6 Units Total

3. 32" Samsung Flat Screen TV

4. Pallet Racking form Warehouse Solutions NW

5. Leather Stool for front counter

6. Motion Sensor for Front Door

7. Glass Front Door to the store w/ the auto-stop mount

8. Forklift

9. 2 Complete Computer Workstations with Register (2 Hewlett-Packard Hard drives, 2 monitors, 2 bar code scanners, 2 EMV chip readers, 2 cash drawers, 2 receipt printers, label printer, 2 mouse)

10. Quickbooks POS Software V12.0 (2016 Version EMV Chip Capability)

11. Front Counter Glass Display Case

12. PH Meter Display Case

13. Refrigerator for beneficial bugs and storage

14. Safe

15. File Cabinets

16. Office Desk

17. Office Chair

18. Folding tables and card tables 5 Units Total

19. 4 ADT Security Cameras and DVR UNIT w/ Monitor

20. Pallet Jack

21. Hand Cart 2 Units Total

22. Lawn Cart

23. Bus Cart

24. Coffee Tables 2 Units total

25. Coffee Maker

26. Mini fridge

27. Folding Chairs 4 Units total

28. All Sample Gear from Companies to pass out to customers, etc

29. Demo Room Grow Tents (Grow lab 4x4, Gorilla 4x4, Secret Garden 5x5, Growlab 4x8)

30. Demo Room Hydro Systems (4 Site Current Culture System, 12 Site Flo n Gro, 3x3 table, reservoir)

31. 36,000 BTU Air conditioner

32. Demo Room fans

33. Demo Room Ballasts

34. Testing Ballast for RMA's Solistek 1000W Digital Ballast w/ Socket and cord

35. Demo Room Lighting Relay 4 Light Titan Relay

36. KIND LED Light in Upstairs Room

37. Demo Room Lighting Fixtures (Upstairs Fixtures)

38. Peg Board

39. Demo Room Light Mover

40. Mural by Henry on Front Wall of Building

41. Lifted flooring behind the registers

42. Wooden Stool

43. IV Mount

44. Shelving Behind front counter for High Dollar items

Seattle's Hydro Spot	February 2017

45. vacuums and all cleaning supplies/ gear (Mops, brooms, etc.)

46. Heavy Duty desk in warehouse

47. House and Garden Sign

48. Seattle's Hydro Spot Signage on Front of Building

49. All Vendor Banners and Posters

50. Room Dividers used to block out warehouse or back stock areas

51. Tubing and Trellis Mounting and cutting station racking and holster

52. French Doors Used to go from Warehouse to showroom

53. 8' ladder

54. Step Stools 2 Units total

55. Counter which holds workstation 1 and workstation 2

Leasehold improvements:

1. Painted entire building form white to green and purple.

2. Hired Henry the muralist to paint the Outside wall.

3. Upgraded sinks in both bathrooms

4. Added french doors going from showroom into warehouse; as to before there was no doors, just a hole.

5. Knocked out back wall in showroom into warehouse to open up the store and give a bigger feel to the store.

6. Regularly hire professional carpet cleaner to clean carpet.

7. Upgraded roll up door chain for ease of use.

8. New Front Glass Door to enter into Showroom

9. New Auto-stop mount on front show room door

Intangible Assets/ Intellectual Property:

1. www.seattleshydrospot.com

2. Seattle's Hydro Spot EBAY Store

3. Phone number 206-784-2161

4. Fax number 206-784-2168

5. Slack Work Chat Program

6. Evernote Software

7. Instagram Account

8. Facebook Account

9. Facebook Online Store

10. Google Plus Account

11. Wordpress account

12. ECWID Ecommerce Shopping Cart Software

13. Twitter Account

14. All email addresses each employee has one.

Exhibit B

Form of Bill of Sale

BILL OF SALE

KNOW ALL PERSONS BY THESE PRESENTS, Seattle's Hydro Spot LLC, a Washington limited liability company ("Seller"), for good and valuable consideration to it in hand paid by GrowGeneration Corp., a Colorado corporation ("Buyer"), the receipt whereof is hereby acknowledged, and in consideration of the payment by Buyer of all sales or use taxes associated with this sale, does by these presents, bargain, sell and deliver unto the said Buyer, its executors, administrators and assigns, all the tangible and intangible assets of the Seller and its business ("Business") including all equipment, inventory, accounts receivable accrued on or following the Closing Date (as defined below), customer lists, customer files, furniture, fixtures, email addresses, websites, books, records, or other information used by Seller and relating, directly or indirectly to the Business, marketing materials, telephone and fax numbers, social media accounts, all intellectual property (including trade names, trade secrets, and trademarks), and all other assets of the Business whether or not they appear on the Seller's balance sheet and any other assets used in the Business excluding the excluded assets and personal goodwill as further described in that certain Asset Purchase and Sale Agreement dated March ___, 2017, to have and to hold the same unto the Buyer, its executors, administrators and assigns forever.

IN WITNESS WHEREOF, I have set my hand this ___ day of May 2017.

SEATTLE'S HYDRO SPOT LLC

By:
David G. Iacovelli, Member

Agreement to Purchase and Sell Assets	Page 15